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                                                                    Exhibit 23.1

                         Independent Auditor's Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Primus Telecommunications Group, Incorporated (the "Company") on Form S-8 (Nos. 333-35005, 333-56557, and 333-73003) of our report dated February 10,
1999, except for paragraph one of note 16 as to which the date is March 31, 1999, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP
Washington, DC
March 31, 1999